EXHIBIT 23.1

                      Consent of Independent Public Accountants


     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-3 of our report dated March 11, 1999 relating to the financial statements, as of and for the year ended December 31, 1998, which appears in the EP MedSystems Inc. Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the references to us under the headings "EXPERTS" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

September 29, 1999
Florham Park, New Jersey